EXHIBIT (10)W

POLICY ON REIMBURSEMENT

OF INCENTIVE PAYMENTS

The Board shall, in all appropriate circumstances and to the extent permitted by governing law, require reimbursement of any improper annual incentive payment or long-term incentive payment to an Executive.  If the Board determines any Executive has received an improper payment to the Executive due to such Executive’s Misconduct, the Executive must return the improper payment to the extent it would not have been paid or awarded had the misconduct not occurred.  Improper payments can include an incentive payment, a stock grant paid or awarded, or gain from a stock grant.   All Executives are required to agree to this policy in writing.

“Misconduct” means any material violation of the Ecolab Code of Conduct or other fraudulent or illegal activity for which the Executive is personally responsible, as determined by the Board.

 “Executive” means executive officer for purposes of the Securities Exchange Act of 1934, as amended.

Agreed to this        day of
                          , 20      .

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